Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 22, 2007, in the Registration Statement (Form S-1 No. 333-            ) and related Prospectus of IPC The Hospitalist Company, Inc. (formerly InPatient Consultants Management, Inc) for the registration of          shares of its common stock.

/s/    Ernst & Young LLP

Los Angeles, California

August 29, 2007